OFFICE/WAREHOUSE LEASE


         THIS LEASE AGREEMENT ("Lease") dated March 21, 1991 is entered into by:

         LANDLORD:                 SCHOOL EMPLOYEES RETIREMENT SYSTEM OF OHIO
                                   (hereinafter called "Landlord")
    and
         TENANT:                   Rorke Data Supply, Incorporated - a MN Corp.
                                   (hereinafter called "Tenant')



         Landlord hereby leases to Tenant and Tenant hereby rents from Landlord that certain premises (the "Leased Premises") containing approximately 15,438 square feet within the building or project commonly known as "Technology Park II" located at 9700 W. 76th Street, Eden Prairie on a certain tract of land in Hennepin County, Minnesota. Such land (which is described in the attached Exhibit "A", together with the building(s) and all improvements thereon shall be referred to in this Lease as the "Project." In the case of a multi-building Project, the word "Building" shall mean the particular building in which the Leased Premises are located and the tract of land upon which such building is located. In the case of a single building Project, the term "Building" as used herein shall be synonymous with the term "Project." A more complete description shall of the leased Premises, including a floor plan thereof, is contained on Exhibit "D" attached hereto.

                                    ARTICLE I

                                      TERM

         A. The term of this Lease shall be Sixty-three (63) months, commencing on June 1, 1991 (the "Commencement Date") and terminating on the last day of August, 1996 (the "Termination Date"). The Commencement Date may be subject to change, however, pursuant to Paragraph B below. Any such change in the Commencement Date shall extend the Termination Date to the last day of the 63rd month following the month in which the new Commencement Date occurs.

         B. If this Lease is executed before the Leased Premises becomes vacant or otherwise available for occupancy or if any present tenant or occupant of the Leased Premises holds over and Landlord cannot acquire possession of the Leased Premises prior to the Commencement Date stated above, Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same, which date shall then be as the Commencement Date of the Lease term. Under no circumstances shall Landlord be responsible for any damages, including direct and consequential damages, because of its inability to furnish possession of the Leased Premises to Tenant by any particular date.

                                   ARTICLE II

                         BASE RENT AND SECURITY DEPOSIT

         A. Tenant agrees to pay to Landlord as base rent the sum of * ($ * ) per year. Such rent shall be payable monthly in amounts of * each, in advance, without demand, deduction or offset (sometimes referred to in this Lease as the "Base Rent" or "Base Rental"). Such rental amounts shall be due and payable to Landlord in lawful money of the United States of America at the address shown below. An amount equal to one monthly Base Rental payment shall be due and payable on the date Tenant executes this Lease and such amount shall be applied to the rent due on the Commencement Date. On the Commencement Date of this Lease, there shall be due and payable by Tenant one monthly Base Rental payment, provided, that if the Commencement Date should be a date other than the first day of a calendar month, the rent for such partial month shall be prorated. All succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the Lease term. The amount of the Base Rent shall be adjusted as provided in Article III.

* Please refer to Section one of the attached rider #5

         B.       Deleted.

         C. In the event a monthly installment of Base Rental is not received by Landlord within five (5) days after it is due and payable, or in the event any additional rent provided in Articles III and IV below is not received by Landlord within ten (10) days after Landlord has rendered a statement to Tenant therefor, Tenant agrees to pay to Landlord a service charge equal to interest from the due date on the amount due until paid at an annual interest rate of the lesser of the highest rate allowed by law or eighteen percent (18%) per annum. Such service charge shall be cumulative of any other remedies Landlord may have for nonpayment of Base Rental and other sums payable under this Lease. Landlord may accept partial payments without prejudice to any of Landlord's rights or remedies.

         D. If three (3) consecutive monthly rental payments or any ten (10) monthly rental payments during the Lease term (or any renewal or extension thereof) are not received by Landlord on or before the tenth (10th) day of the month for which such rent was due, Landlord shall have the option to terminate the Lease.

                                   ARTICLE III

                               TAXES AND INSURANCE

         A. In the event the "Tax and Insurance Expenses" (as defined below) of the Building shall, in any calendar year during the term of this Lease, exceed the sum of $3.47 per square foot, then with respect to such excess (the "Tax and Insurance Differential"), Tenant agrees to pay as additional rental Tenant's prorata share of the Tax and Insurance Differential within ten (10) days following receipt of an invoice from Landlord stating the amount due. The prorata share of the Building to be paid by Tenant is nine point five percent (9.5%). In the case of a multi-building Project, if such Tax and Insurance Expenses are not separately assessed to the Building but are assessed against the Project as a whole, Landlord shall determine the portion of such Tax and Insurance Expenses allocable to the Building in which the Leased Premises are located.

         B. On the Commencement Date of the Lease, or at or prior to the commencement of any calendar year during the Lease term, Landlord may deliver to Tenant a written estimate of any additional rent applicable to the Leased Promises (based on Tenant's prorata share above) which may be anticipated for excess Tax and Insurance Expenses during the calendar year in which this Lease commences or for any such succeeding year, as the case may be. Based on such written estimate, the monthly Base Rental shall be increased by a fraction of the estimated additional rent, the numerator of which in one (1) and the denominator of which is the number of months remaining in the applicable calendar year.

         C. Statements showing the actual Tax and Insurance Expenses of the Building and Tenant's proportionate share thereof (hereinafter referred to as the "Statement of Actual Adjustment") shall be delivered by Landlord to Tenant within a reasonable time after the end of any calendar year in which additional rental was paid or due by Tenant. Within ten (10) days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay Landlord the amount of any additional rental shown on such statement as being due and unpaid. If such Statement of Actual Adjustment shows that Tenant has paid more than the amount of additional rental actually due for the preceding calendar year and if Tenant is not then in default under this Lease, Landlord shall credit the amount of such excess to the next Base Rental installment due from Tenant.

         D. If the Commencement Date of this Lease is a day other than the first day of a calendar year, or if the Termination Date is a day other than the last day of a calendar year, the amount shown as due by Tenant on the Statement of Actual Adjustment shall reflect a proration based on the ratio that number of days this Lease was in effect during such calendar year bears to 365.

         E. "Tax and Insurance Expense" shall mean all ad valorem and other taxes, installments of assessments and governmental charges whether federal, state, county, or municipal and whether they be by taxing districts or authorities presently taxing the Building or the Leased Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation, including, without limitation, special assessments due to deed restrictions and/or owner's associations which accrue against the Building during the term of this Lease; and all insurance premiums and costs of insurance paid by Landlord with respect to the Building, including, without limitation, public liability, casualty and property damage insurance. In the event Landlord has an alternative regarding the period over which payment of special assessments may be made, Landlord agrees to use its best efforts to extend the time for payment over the longest term available.

                                   ARTICLE IV

                             COMMON AREA MAINTENANCE

         A. In addition to the rental payable under Articles II and III above, Tenant agrees to pay as additional monthly rental its prorata share (as stated in Article III above) of the "Common Area Maintenance Expenses" (hereinafter defined) of Landlord for the Building. Landlord shall invoice Tenant on a monthly basis for such Common Area Maintenance Expenses. The invoice shall include in reasonable detail all computations of such additional rental, and Tenant agrees to make payment of same to Landlord within ten (10) days following receipt of said invoice. In case of a multi-building Project, if such Common Area Maintenance Expenses are not separately assessed or charged to the Building but are assessed or charged against the Project as a whole, Landlord shall determine the portion of such Common Area Maintenance Expenses allocable to the Building in which the Leased Premises are located.

         B. "Common Area Maintenance Expenses" shall mean all expenses (other than the Tax and Insurance Expenses described above) incurred by Landlord for the maintenance and operation of the Building, including, but not limited to, reasonable management fees, utility expenses, maintenance and repair costs, sewer, landscaping, trash and security (if furnished by Landlord), wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all services, supplies, repairs, replacements to other expenses for maintaining and operating the Building, including common areas and parking areas but shall not include any Landlord "executive" salaries.

         The term "Common Area Maintenance Expense" does not include the cost of any capital improvement to the Building other than the reasonably amortized cost of capital improvements which result in the reduction of Insurance Expenses or Common Area Maintenance Expenses. Further, the term "Common Area Maintenance Expenses shall not include repairs, restoration or other work occasioned by fire, windstorm, or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, or depreciation allowance or expense.

         C. If the nature of Tenant's business or Leased Premises is such that additional costs are incurred by Landlord for cleaning, sanitation, trash collection or disposal services, Tenant agrees to pay as additional rental to Landlord the amount of such additional costs upon demand.

         D. Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during the first year of the term of this Lease, or any subsequent year, an adjustment shall be made in computing the Common Area Maintenance Expense for such year so that the Common Area Maintenance Expense shall be computed for such year as though the Building has been ninety-five percent (95%) occupied during such year and as though the entire Building had been provided with common area maintenance services during such year.

                                    ARTICLE V

                         TENANT REPAIRS AND MAINTENANCE

         A. Tenant shall maintain all parts of the Leased Premises (except those for which Landlord is expressly responsible under this Lease) in good, clean and sanitary condition at its own expense. Tenant shall promptly make all necessary repairs and replacements to the Leased Premises, including, but not limited to, electric light lamps or tubes, windows, glass and plate glass, interior and exterior doors, any special office entry, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures other than common building sewage lines. Tenant shall be obligated to repair wind damage to glass caused by events other than hurricanes or tornadoes. Landlord shall certify all HVAC units/systems are in proper working condition within 30 days of occupancy.

         B. Tenant shall not damage or disturb the integrity or support of any perimeter or interior wall of the Leased Premises. Any damage to these perimeter walls caused by Tenant or its employees, agents or invitees shall be promptly repaired to Landlord's satisfaction by Tenant at Tenant's sole cost and expense.

         C. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Leased Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises. If Tenant fails to enter into such service contract as required, Landlord shall have the right to do so on Tenant's behalf and Tenant agrees to pay Landlord the cost and expense of same upon demand.

         D. Tenant shall pay all charges for pest control and extermination within the Leased Premises.

         E. At the termination of this Lease, Tenant shall deliver the Leased Premises "broom clean" to Landlord in the same good order and condition as existed at the Commencement Date of this Lease, ordinary wear, natural deterioration beyond the control of Tenant, damage by fire, tornado and other casualty excepted.

         F. Notwithstanding anything to the contrary set forth in Article VI below, Tenant shall repair and pay for all damage caused by the negligence of Tenant, Tenant's employees, agents, or invitees, or caused by Tenant's default hereunder. All requests for repairs or maintenance that are the responsibility of Landlord under this Lease must be made in writing to Landlord at the address set forth below.

         G. If Tenant shall fail to make repairs or perform any of its obligations under this Article V, Landlord shall have the right, but not the obligation, to make such repair and/or perform such obligations and the cost of such repair and/or obligation shall be immediately due and payable by Tenant as additional rent.

                                   ARTICLE VI

                       LANDLORD'S REPAIRS AND MAINTENANCE

         Landlord, at its expense, shall maintain the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. The term "walls" as used herein shall not include windows, glass or plate glass, interior doors, special store fronts, office entries or exterior doors. Landlord shall be responsible for landscaping and maintenance of common areas and parking areas, exterior painting, and common sewage line plumbing. Tenant shall immediately give Landlord written notice of defects or need for repairs, after which Landlord shall have a reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Landlord shall not be required to perform any covenant or obligation of this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused by, or prevented by an act of God or force majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, riots, floods, washouts, explosions, earthquakes, fires, storms, acts of the public enemy, wars, insurrections and any other similar cause not reasonably within the control of Landlord, and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

                                   ARTICLE VII

                                 UTILITY SERVICE

         Tenant shall pay the cost of all utility services, including, but not limited to, initial connection charges and all charges for gas, water and electricity used on the Leased Premises. Tenant shall pay such costs directly to the appropriate utility company. Tenant shall pay all costs caused by Tenant introducing excessive pollutants into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any pollutants or solids other than ordinary human waste. If Tenant can be identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant shall pay the entire cost of repair thereof, upon demand, as additional rent. Tenant shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices which may be required by the appropriate governmental subdivision for Tenant's use of the sanitary sewer system. Tenant shall also pay all surcharges levied due to Tenant's use of sanitary sewer or waste removal services insofar as such surcharges affect Landlord or other tenants in the Project.

                                  ARTICLE VIII

                                      SIGNS

         No signs, door plaques, advertisements, awnings or notices shall be displayed, painted or affixed by Tenant on any part of the Project or Building, parking facilities, or Leased Premises without prior written consent of Landlord. The color, size, character, style, material and placement shall be approved by Landlord, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Signs on doors and entrances to the Leased Premises, if approved by Landlord, shall be placed thereon by a contractor approved by Landlord and paid for by Tenant. Tenant shall remove all such signs at the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Project and other improvements, and Tenant, at its sole expense, shall repair any injury or defacement, including, without limitation, any discoloration caused by such installation and/or removal.

                                   ARTICLE IX

                                      USAGE

         The Leased Premises shall be used and occupied only for the purpose of general office purposes, including appropriate warehouse and service areas, for tenant's lawful businesses, and for no other purpose. Tenant shall not use the Leased Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the building in which the Leased Premises are located. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Leased Premises, and regulations applicable to the use of the Leased Premises, and shall promptly comply with all the governmental orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Leased Premises, all at Tenant's sole expense. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, highly inflammable or otherwise inherently dangerous in the Leased Premises. Tenant shall not install and maintain gasoline or diesel fuel tanks and pumps without Landlord's prior written approval. Tenant will not permit the Leased Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

                                    ARTICLE X

                                 INDEMNIFICATION

         Tenant covenants and agrees to defend, indemnify and hold Landlord harmless from any loss, cost or expense whatsoever, directly or indirectly resulting or occasioned to, or imposed upon, Landlord (i) by injury to or destruction of life or property resulting from the use and occupancy by Tenant, its agents, employees, invitees and/or visitors, or (ii) by damage to or destruction of the Building structure, or any part thereof, or of any abutting real property caused by or attributable to the negligent act or acts or omission or omissions and/or act of Tenant, its agents, employees, invitees, licensees and/or visitors or caused by or attributable to Tenant's failure to perform its obligations under this Lease.

                                   ARTICLE XI

                                    INSURANCE

         A. Tenant shall not permit the Leased Premises to be used in any way which would, in the opinion of Landlord, be hazardous or which would in any way increase the cost of or render void the fire insurance on improvements or contents in the Project belonging to Landlord or other tenants. If at any time, during the term of the Lease, a State Board of Insurance or other insurance authority disallows any of Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's insurance premiums because of Tenant's original or subsequent placement or use of storage racks or bins, method of storage or nature of Tenant's inventory or any other act or omission of Tenant, Tenant agrees to pay as additional rental the increase in Landlord's insurance premiums. If an increase in the fire and extended coverage premiums paid by Landlord for the Building in which Tenant occupies space is caused by Tenant's use or occupancy of the Leased Premises, or if Tenant vacates the Leased Premises and causes an increase, then Tenant shall pay as additional rental the amount of such increase to Landlord.

         B. Landlord shall, at all times, during the term of the Lease, maintain adequate fire and extended coverage as to the Building to be paid for by Tenant as provided for in Article III above.

         C. Tenant shall provide and maintain a comprehensive policy of liability insurance with respect to the Leased Premises. Landlord, its managing agent and any designee of Landlord shall be named as additional insureds. The liability insurance policy shall protect Landlord, its managing agent, Tenant and any designee of Landlord against any liability which arises from any occurrence on or about the Leased Premises or any appurtenance of the Leased Premises, or which arises from any of the Claims indicated in Article X against which Tenant is required to indemnify Landlord and its managing agent. It is understood and agreed that the liability coverage provided herein shall extend beyond the Leased Premises to portions of the common area which Tenant shall use from time to time.

         D. The policy is to be written by a good and solvent insurance company satisfactory to Landlord. The coverage limits of the policy shall be at least $1,000,000 per occurrence, combined single limit, and shall include contractual liability insuring the indemnity provisions of this Lease.

         E. Tenant shall carry fire and all-risk coverage, vandalism and malicious mischief insurance covering all Tenant's improvements, stock in trade, fixtures, furniture, furnishings, removable floor coverings, trade equipment, signs and all other decorations made by Tenant in the Leased Premises to the extent of one-hundred percent (100%) of their full insurable value and replacement cost without deduction for depreciation. In the event of casualty loss hereunder, the proceeds of such policies shall be applied solely to the replacement, restoration and refurbishment of such damaged items.

         F. On or before Tenant enters the Leased Premises for any reason, and again before any insurance policy shall expire, Tenant shall deliver to Landlord the policy or a renewal thereof, as the case may be, together with evidence of payment of applicable premiums. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the Leased Premises and other locations of Tenant. If Tenant includes the Leased Premises in blanket coverage, Tenant may deliver to Landlord a duplicate original of the blanket insurance policy. Tenant may request that Landlord accept a certificate evidencing such insurance instead of the original of the policy, however, Landlord shall have the right to insist upon receipt of an original or duplicate original of the policy.

         G. All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide (and any certificate evidencing the existence of any insurance policies, shall certify) that: unless Landlord shall be given thirty (30) days written notice of any cancellation or failure to renew, or material change to, the policies, as the case may be, (i) the insurance shall not be cancelled and shall continue in full force and effect, (ii) the insurance carrier shall not fail to renew the insurance policies for any reason and (iii) no material change may be made in an insurance policy. As used in this Lease, the term "insurance policy" shall include any extensions or renewals of an insurance policy.

         H. If Tenant fails to comply with any of the insurance requirements stated in this Lease, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium cost thereof upon demand.

                                   ARTICLE XII

                                   RELOCATION

                                    [Deleted]




                                  ARTICLE XIII

                      COMPLIANCE WITH LAWS AND REGULATIONS

         Tenant shall comply with all applicable laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies relating to the use, condition and occupancy of the Leased Premises, including but not limited to the rules, regulations and directives of the U.S. Environmental Protection Agency. Tenant shall also comply with the rules of the Project which may hereafter be adopted by Landlord. Landlord shall have the right at all times to change the rules and regulations of the Project or to amend them in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, and good order of the Project and Leased Premises.* All rules and regulations of the Project and any changes or amendments thereto will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

*Such rule and regulation changes by Landlord will be reasonable and shall be enforced in a reasonable manner.

                                   ARTICLE XIV

                            ASSIGNMENT AND SUBLETTING

         The Tenant shall not assign, transfer or mortgage this Lease or any right or interest therein or sublet the Leased Premises or any part thereof without the prior written consent of Landlord.** No assignment or subletting made with the consent of Landlord shall relieve Tenant of its obligations hereunder and Tenant shall continue to be liable as a principal (and not as a guarantor or surety) to the same extent as though no assignment or sublease had been made. Consent by Landlord to one assignment or subletting shall not be construed to be a consent to any additional assignment or subletting. Each such successive act shall require similar consent of Landlord. Landlord shall be reimbursed by Tenant for any costs or expenses incurred as a result of Tenant's request for consent to any such assignment or subletting. In the event Tenant subleases the Leased Premises, or any portion thereof, or assigns this Lease with the consent of the Landlord, as additional rental hereunder, any rental payment exceeding that stated herein, shall be paid by Tenant to Landlord as additional rental hereunder within ten (10) days after receipt by Tenant. Upon the occurrence of an "event of default" as defined below, if all or any part of the Leased Premises are then assigned or sublet, Landlord may, in addition to any other remedies provided by this Lease or provided by law, collect directly from the assignee or subtenant all rents due to Tenant. Any collection directly by Landlord from assignee or subtenant shall not be construed, however, to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease. Notwithstanding the foregoing, it is expressly agreed that if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

** Landlord's written consent shall not be unreasonably withheld or delayed.

         If Tenant is a corporation then any transfer of this Lease by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute an assignment for the purposes of this Lease; provided, however, any corporate acquisition of all stock of a corporate tenant by any corporation, the stock of which is registered pursuant to the Securities Act of 1933 or the merger of a corporate tenant into such a corporation, the stock of which is so registered, shall not be deemed to be a violation. For purposes of this section, the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

         If Tenant is a general partnership having one or more corporations as partners or if Tenant is a limited partnership having one or more corporations as general partners, the provisions of this section shall apply to each of such corporations, as if such corporations alone had been the Tenant hereunder. If Tenant is a general or limited partnership, joint venture, or other form of association, the transfer of a majority of the ownership interests therein shall constitute an assignment for the purposes of this Lease. See Rider #5, Section five for additional assignment and subletting conditions.

                                   ARTICLE XV

                          ALTERATIONS AND IMPROVEMENTS

         A. Tenant shall not make or perform, or permit the making or performance of, any initial or subsequent tenant finish work or any alterations, installations, decorations, improvements, additions or other physical changes in or about the Leased Premises (referred to collectively, as "Alterations") without Landlord's prior written consent. All Alterations shall be made and performed in conformity with and subject to the following provisions:

                  1. All Alterations shall be made and performed at Tenant's sole cost and expense and at such time and in such manner as Landlord may, from time to time, reasonably designate.

                  2. Alterations shall be made only by contractors or mechanics approved by Landlord, such approval not to be unreasonably withheld.

                  3. None of the Alterations shall affect any part of the Building other than the Leased Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value or utility of the Building and none of the Alterations shall affect the outside appearance of the Building. Tenant shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's written approval of such plans and specifications. Prior to the commencement of each proposed Alteration, Tenant shall furnish to Landlord evidence of coverage under Worker's Compensation laws of all persons to be employed in connection with such Alterations, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Landlord, its agents and any lessor under any ground or underlying lease, and any mortgagee of the Building shall be named as additional insureds, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alteration.

                  4. If the cost of any Alteration exceeds $50,000.00 and if Landlord shall require Tenant to assure payment of all costs of such Alterations, prior to work commencement, an irrevocable documentary letter of credit in the full amount of the cost of the said approved Alterations issued by a substantial banking institution reasonably acceptable to Landlord payable in whole and in part, from time to time, to the order of Landlord upon written demand accompanied by Landlord's certification that Tenant has defaulted with respect to the obligation secured thereby. The term of the letter of credit shall be from date of issuance through ninety (90) days after completion of construction of the approved Alterations.

                  5. Tenant shall, if requested by Landlord at the time of Landlord's consent to the Alterations, agree in writing to restore the Leased Premises, at the termination of this Lease, to their condition prior to the making of such Alterations.

                  6. All Alterations shall be made and performed in full compliance with all applicable laws, orders and regulations of Federal, State, County and Municipal authorities and with all directions, pursuant to law, of all public officers. All materials and equipment to be incorporated in the Leased Premises as a result of all Alterations shall be new and of first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. Tenant agrees to make proper application for, and obtain, a certificate of occupancy from the City or other governing authority in which the Leased Premises are located, prior to occupying the Leased Premises or any portion thereof upon which alterations have been performed for which the issuance of such certificate is required.

         B. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Leased Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions and other property which have been installed at the sole expense of Tenant and which are removable without material expense or material damage to the Leased Premises shall be and remain the property of Tenant. If Tenant shall remove any property belonging to Tenant at the end of the term hereof, Tenant shall repair or, at Landlord's option, shall pay to Landlord the cost of repairing any damage arising from such removal. Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.

                                   ARTICLE XVI

                                OTHER IMPOSITIONS

         In addition to the Base Rental provided hereunder, Tenant agrees to pay each and all license and permit fees and all taxes and increase in taxes levied and assessed by any governmental body by virtue of any leasehold improvements or by virtue of Tenant conducting its described use, business or operation of the Leased Premises, the employment of agents, servants, or other third parties, the bringing, keeping or selling of personal property or chattels of whatsoever nature from the Leased Premises. The foregoing is intended to bind Tenant to pay, and promptly discharge, all taxes and/or levies, together with related interest and penalties, whether assessed by Federal or State authority or any political subdivision thereof, directly or indirectly related to its business, improvements, functioning, employment, assets, existence, sales, entertainment, or the like. Tenant specifically agrees to reimburse Landlord for any increase in ad valorem taxes resulting from use of fixtures or improvements by Tenant which Landlord becomes obligated to pay.

                                  ARTICLE XVII

                                  CONDEMNATION

         If the whole or substantially the whole of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the building or the Leased Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Leased Premises is thus taken or sold, Landlord (whether or not the Leased Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Leased Premises is taken by the condemning authority. If upon any such taking or sale of less than the whole or substantially the whole of the Building, this Lease shall not be thus terminated, the Base Rental payable hereunder shall be diminished by an amount representing that part of the Base Rental as shall properly be allocable to the portion of the Building attributable to the Leased Premises which was so taken or sold and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building and the Leased Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and the Lease Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Leased Premises and Tenant shall not be entitled to and expressly waives all claim to any such compensation. In the event condemnation materially interferes with Tenant's business operations or use of the premises, Tenant may terminate this lease upon 30 days written notice.

                                  ARTICLE XVIII

                                FIRE AND CASUALTY

         A. If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

         B. If the Building should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot, in Landlord's estimation, be completed within one-hundred eighty (180) days after the date on which Landlord is notified by Tenant of such damage, Landlord shall have the option to terminate this Lease. If this Lease is so terminated, the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

         C. If the Building should be damaged by any peril covered by the insurance maintained by Landlord, but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within one-hundred eighty
(180) days after the date on which landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall, to the extent of insurance proceeds received, then proceed with reasonable diligence to rebuild and repair the Building. Landlord shall not be required, however, to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Leased Premises by Tenant or on behalf of Tenant as a part of Tenant finish out. If the Leased Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If Landlord should fail to complete such repairs and rebuilding within one-hundred eighty (180) days after the date on which Landlord is notified by Tenant of such damage, Tenant may terminate this Lease by delivering written notice of termination to Landlord. Such termination shall be Tenant's exclusive remedy and all rights and obligations of the parties under this Lease shall then cease. Notwithstanding the foregoing provisions of this Paragraph C, Tenant agrees that if the Leased Premises, the Building and/or Project are damaged by fire or other casualty caused by the fault or negligence of Tenant or Tenant's agents, employees or invitees, Tenant shall have no option to terminate this Lease, even if the damage cannot be repaired within one-hundred eighty
(180) days, and the rent shall not be abated or reduced before or during the repair period.

         D. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made. All rights and obligations under this Lease shall then cease.

                                   ARTICLE XIX

                               CASUALTY INSURANCE

         Landlord shall, at all times during the term of this Lease, maintain a policy or policies of insurance with the premiums paid in advance, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies. Landlord shall not be obligated, however, to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant or which Tenant may have in the Leased Premises or any fixtures installed by or paid for by Tenant upon or within the Leased Premises or any additional improvements which Tenant may construct or install on the Leased Premises or any signs identifying Tenant's business located on the exterior of the Building. Notwithstanding anything to the contrary contained herein, Landlord may elect to self insure to satisfy Landlord's insurance obligations under the Lease.

                                   ARTICLE XX

                              WAIVER OF SUBROGATION

         Landlord and Tenant hereby waive and release any and all rights, claims, demands and causes of action each may have against the other on account of any loss or damage occasioned to Landlord or to Tenant (as the case may be), their respective businesses, real and personal properties, the Leased Premises, the Building, the Project, or its contents, arising from any risk or peril covered by any insurance policy carried by either party. Inasmuch as the above mutual waivers will preclude the assignment of any such claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to its respective insurance company written notice of the terms of such mutual waivers and to have their respective insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers.
This provision shall be cumulative to Article XXI below.

                                   ARTICLE XXI

                                  HOLD HARMLESS

         Landlord shall not be liable to Tenant, Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Leased Premises or the Project caused by the negligence, misconduct, action or failure to act of Tenant, its agents, employees, invitees, or of any other persons entering upon the Leased Premises or the Project under express or implied invitation by Tenant. Tenant agrees to indemnify and hold Landlord harmless from any and all loss, attorneys' fees, expenses or claims arising out of any such damage or injury.

                                  ARTICLE XXII

                                 QUIET ENJOYMENT

         Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all the terms or provisions of this Lease on its part to be observed, kept and performed shall lawfully, peacefully and quietly have, hold and enjoy the Leased Premises during the term hereof on and after the term Commencement Date, subject nevertheless to the terms and conditions of this Lease and to any ground or underlying lease and/or mortgage(s). It is understood and agreed, however, that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownership of Landlord's interest hereunder.

                                  ARTICLE XXIII

                            LANDLORD'S RIGHT OF ENTRY

         Landlord shall have the right, at all reasonable hours, to enter the Leased Premises for the following reasons: inspection, cleaning or making repairs, making such alterations or additions as Landlord may deem necessary or desirable, installation of utility lines servicing the Leased Premises or any other space in the Building, determining Tenant's use of the Leased Premises, or determining if an act of default under this Lease has occurred. Landlord shall give twenty-four (24) hours written notice to Tenant prior to such entry, except in cases of emergency when landlord may enter the Leased Premises at any time and without prior notice. During the period that is six (6) months prior to the end of the Lease term, Landlord and Landlord's agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours, without notice, for the purpose of showing the Leased Premises and shall have the right to erect on the Leased Premises a suitable sign indicating the Leased Premises are available for lease. Tenant shall given written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at, or after, Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

                                  ARTICLE XXIV

                   ASSIGNMENT OF LANDLORD'S INTEREST IN LEASE

         Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations with respect to the Project and premises that are the subject of this Lease, including Tenant's security deposit. In such event, Landlord shall be released from any further obligations under this Lease and Tenant agrees to look solely to Landlord's successor for the performance of such obligations.

                                   ARTICLE XXV

                     LANDLORD'S LIEN AND SECURITY AGREEMENT

                                    [Deleted]

                                  ARTICLE XXVI

                                DEFAULT BY TENANT

         The following shall be events of default under this Lease:

         A. Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease;

         B. Tenant shall abandon or vacate any substantial portion of the Leased Premises, whether or not Tenant is in default of the rental payments due under this Lease;

         C. Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, or other sums of money due hereunder, and the failure is not cured within twenty (20) days after written notice thereof to Tenant;

         D. Tenant, or any guarantor of Tenant's obligations hereunder (hereinafter called "Guarantor"), shall file a petition or be adjudged a debtor or bankrupt or insolvent under the provisions of the Bankruptcy Code, as amended, or any other similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all, or substantially all, of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

         E. Tenant shall not do or permit to be done any act which results in a lien arising against the Leased Premises;

         F. Tenant shall fail to pay any three (3) consecutive monthly rental payments or any ten (10) rental payments during the Lease term on or before the tenth (10th) day of the month for which such rent was due as provided in Article II above;

         G. The leasehold hereunder shall be taken on execution or other process of law in any action against the Tenant; or

         H. Tenant:

                  1. if a corporation, transfers a majority of its stock to a third party without the prior written consent of Landlord; or

                  2. if a partnership, joint venture or other unincorporated entity, the partners, owners or other comparable responsible party, thereof, either voluntarily or by operation of law either transfer a majority of their aggregate interest in such entity or any general partner, owner or comparable responsible party ceases to be a general partner, without the prior written consent of Landlord.*

         *See Rider #5 Section five for additional clarification.

                                  ARTICLE XXVII

                          REMEDIES FOR TENANT'S DEFAULT

         A. Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand:

                  1. Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have, enter upon and take possession of the Leased Premises, and expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises. Landlord shall not be liable to Tenant or any other person or entity for any claim for damages as a result of such actions. Tenant agrees to pay on demand the amount of all losses, costs, expenses, deficiencies, and damages, including without limitation, advertising expenses, attorneys' fees and brokers' commissions, which Landlord may incur or suffer by reason of the termination of the Lease under this subparagraph, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.

                  2. Landlord may enter upon and take possession of the Leased Premises, and expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises (without being liable for prosecution for any claim for damages caused by such actions), and relet the Leased Premises on behalf of Tenant and receive the rent directly by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Leased Premises and to reimburse Landlord on demand for any losses, costs, and expenses, including without limitation, advertising costs or broker's commissions, which Landlord may incur or suffer in reletting the Leased Premises. Tenant further agrees to reimburse Landlord for any expenditures made by it for remodeling or repairs necessary in order to relet the Leased Premises. In the event Landlord is successful in reletting the Leased Premises at a rental in excess of that agreed to be paid by Tenant pursuant to this Lease, Landlord and Tenant agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

                  3. Landlord may enter upon the Leased Premises, (without being liable for prosecution for any claim for damages caused by such actions therefor) and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any losses, costs and expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph, whether caused by the negligence of Landlord or otherwise.

                  4. Landlord may pursue any remedy provided at law or in equity.

         B. No repossession of, or re-entering of the Building or any part thereof pursuant to Paragraph A, above or otherwise and no reletting of the Building or any part thereof pursuant to Paragraph A2 shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which survive such repossession or re-entering. In the event of any such repossession or re-entering of the Building or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent and other payments required to be paid by Tenant.

                                 ARTICLE XXVIII

                           WAIVER OF DEFAULT OR REMEDY

         Failure of Landlord to declare a default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not be a waiver of the default. Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in
Article XXVI above shall not preclude pursuit of any one or more of the other remedies provided therein or elsewhere in this Lease or provided by law, nor shall pursuit of any remedy be a forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms of this Lease. Failure by Landlord to enforce one or more of its remedies upon an event of default shall not be construed as a waiver of the default or of any other violation or breach of any of the terms contained in this Lease.

                                  ARTICLE XXIX

                                 ATTORNEYS' FEES

         The prevailing party in any litigation between the parties shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees.

                                   ARTICLE XXX

                                  HOLDING OVER

         Tenant will, at the termination of this Lease by lapse of time or otherwise, surrender immediate possession to Landlord. If Landlord agrees in writing that Tenant may holdover after the expiration or termination of this Lease and if the parties do not otherwise agree in writing, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice. Further, all of the terms and provision of this Lease shall be applicable during the holdover period, except that Tenant shall pay Landlord from time to time upon demand, as rent for the period of any holdover, an amount equal to one and one-half (1-1/2) times the sum of the Base Rent and any additional rent, as provided for herein, in effect on the Termination Date, computed on a daily basis for each day of the holdover period, plus all additional rental and other sums due hereunder. If Tenant shall fail immediately to surrender possession of the Leased Premises to Landlord upon termination of this Lease, by lapse of time or otherwise, and Landlord has not agreed to such continued possession as above provided, then, until Landlord can dispossess Tenant under the terms hereof or otherwise, Tenant shall pay such Landlord from time to time upon demand, as rent for the period of any such holdover, an amount equal to twice the sum of the Base Rent and additional rent, as provided for herein, in effect on the Termination Date, computed on a daily basis for each day of the holdover period, plus all additional rental and other sums due hereunder. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly agreed by the parties. The preceding provisions of this Article shall not be construed as Landlord's consent for Tenant to holdover.

                                  ARTICLE XXXI

                               RIGHTS OF MORTGAGEE

         Tenant accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing upon the Leased Premises. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage, deed of trust or other lien hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute such additional instruments subordinating this Lease as Landlord or the holder of any such mortgage, deed of trust, or lien may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") under the terms and conditions of this Lease for the balance of the remaining Lease term, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease. Tenant further agrees to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Such attornment shall be effective without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease. Each such holder of any mortgage, deed of trust, or lien, and each such Purchaser, shall be a third-party beneficiary of the provisions of this Article.

                                  ARTICLE XXXII

                              ESTOPPEL CERTIFICATES

         Tenant agrees to furnish within ten (10) days, from time to time, upon request of Landlord or Landlord's mortgagee, a statement certifying: that Tenant is in possession of the Leased Premises; the Leased Premises are acceptable (or if not, that fact and specifying any defect therein); the Lease is in full force and effect; the Lease is unmodified; that Tenant claims no present charge, lien, or claim of offset against rent; that the rent is paid for the current month, and will not be paid for more than one month in advance; there is not any existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee.

                                 ARTICLE XXXIII

                                   SUCCESSORS

         This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Leased Premises cease to exist for any reason during the term of the Lease, then notwithstanding the happening of such event this Lease shall nevertheless remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Leased Premises.

                                  ARTICLE XXXIV

                             REAL ESTATE COMMISSION

         Tenant and Landlord represent and warrant to each other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, unless disclosed in Rider 4 hereto attached. Tenant and Landlord each agree to indemnify and hold the other harmless from and against any claims by any broker, other than listed in Rider 4, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord with regard to this Lease.* The provisions of this paragraph shall survive the termination of this Lease.

*Landlord agrees to pay all commissions due as a result of this transaction.

                                  ARTICLE XXXV

                                    EXPANSION

         If during the term of this Lease, Tenant executes a lease for space of a size larger than the present Leased Premises within any development owned by Landlord, this Lease shall be terminated upon execution of the lease for such substitute space hereunder.

                                  ARTICLE XXXVI

                                MECHANIC'S LIENS

         Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon. Tenant further agrees to save and hold Landlord harmless from any and all loss, cost or expense (including legal fees) based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Leased Premises or under the terms of this Lease. Under no circumstance shall Tenant be or hold itself out to be the agent or representative of Landlord with respect to any alteration of the Leased Premises whether or not consented to or approved by Landlord hereunder.

                                 ARTICLE XXXVII

                                     NOTICE

         A. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below, or any other address Landlord may specify from time to time by written notice delivered to Tenant.

         B. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below, or at any other address within the United States as Tenant may specify from time to time by written notice.

         C. Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below or such other address as hereafter specified by notice given in accordance with this Article.*

                  LANDLORD:                                    TENANT:

School Employees Retirement System of Ohio           Rorke Data Supply, Inc.
Attn:  Investment Officer-Real Estate                9700 W. 76th St., Suite T
45 N. Fourth Street                                  Eden Prairie, MN  55344
Columbus, OH  43215

*Lehndorff & Babson Real Estate Counsel
2501 Cedar Springs, Suite 340
Dallas, Texas  75201
Attn:  G. Andrews Smith

*Copies of notices and documents must be delivered to these additional parties:

         The Shelard Group, Inc.                With a copy to:
         11455 Viking Drive                     Plumlee & Masenga
         Suite 300                              2501 Cedar Springs, Suite 600
         Eden Prairie, MN  55344                Dallas, TX  75201
                                                Attn:  Daniel L. Plumlee

                                 ARTICLE XXXVIII

                               CONSENT OF LANDLORD

         Except where otherwise expressly provided herein, whenever under the terms of this Lease the consent or approval of Landlord is required, such consent or approval may not be unreasonably withheld or delayed.

                                  ARTICLE XXXIX

                                  MISCELLANEOUS

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         B. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization and power of Tenant to enter into this Lease.

         C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         D. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected hereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         E. This Lease shall be treated as an offer to lease only. Unless and until this Lease is accepted by Landlord and Tenant in writing and a fully executed copy delivered to both parties this offer is subject to withdrawal or non-acceptance by Landlord and the Leased Premises may be leased to another party or used for another purpose by Landlord without notice.

         F. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

         G. If the Commencement Date shall be determined under Article I of this Lease to be different than the stated date, Landlord and Tenant shall enter into an agreement setting forth the Commencement Date and the Termination Date of the Lease term.

         H. If Tenant shall fail to pay, when the same is due and payable, any rent, any additional rent, or any other sum due hereunder, such unpaid amount shall bear interest from the due date thereof to the date of payment at the lesser of the highest non-usurious rate permitted by applicable law or eighteen percent (18%) per annum.

         I. Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business or otherwise, nor a member of a joint venture with Tenant.

         J. Neither party hereto shall record this Lease.

         K. Time is of the essence in the performance of all the covenants, conditions and agreements contained in this Lease.

                                  ARTICLE XXXX

                  ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES

         IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE IS THE ENTIRE AGREEMENT OF THE PARTIES AND THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE NOT INCORPORATED IN THIS LEASE. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THAT TENANT'S ACCEPTANCE OF THE LEASED PREMISES ARE TO BE "AS IS". IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LANDLORD AND TENANT.

                                  ARTICLE XXXXI

                                  GOVERNING LAW

         THIS LEASE SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

                                 ARTICLE XXXXII

                              LIABILITY OF LANDLORD

         Landlord and beneficiaries, employees, officers, and assigns of Landlord, shall have no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default by Landlord of any of its obligations. Tenant shall look solely to the equity of the owner of the Building at the time of the breach or default (or if the interest of Landlord is a leasehold interest at that time, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant.

                                 ARTICLE XXXXIII

                   PROPERTY AND IMPROVEMENTS AT TENANT'S RISK

         Notwithstanding any other provisions of this Lease, it is understood and agreed that all personal property and improvements in the Leased Premises, of whatever nature, whether owned, leased or installed by Landlord, Tenant or any other person, shall be and remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property or improvements, arising from any cause whatsoever including but not limited to the bursting, overflowing or leaking of the roof or of water, sewer or steam pipes, or from heating or plumbing fixtures.

                                 ARTICLE XXXXIV

                                    SECURITY

         Tenant, at Tenant's own expense, shall provide whatever security and/or alarm systems which Tenant deems necessary and appropriate for the protection of the Leased Premises and of Tenant's fixtures, inventory and equipment located herein. In no event shall Landlord be responsible for the loss of or damage to any of Tenant's fixtures, inventory and equipment situated in the Leased Premises, even though Landlord may have provided general area security or guard services. Tenant is expressly advised that if Tenant should place any fixtures, inventory and equipment within the Leased Premises prior to the time the Leased Premises are completed and delivered to Tenant, the risk of loss or damage to the same will be greatly increased in view of the fact that numerous people will, out of necessity, be permitted access to the Leased Premises for the purpose of completing the same. Landlord may, but shall not be obligated to, provide general area security or guard services as required from time to time, in which event Tenant shall pay to Landlord, promptly after demand, in addition to Common Area expenses, Tenant's prorata share of the costs incurred by Landlord in having such services performed, such prorata share to be determined by the percentage which the rentable square footage of the Leased Premises bears to the total rentable square footage of the Project. Tenant is hereby notified that Landlord maintains no security with respect to keys and that Tenant may (at Tenant's expense) change or re-key the Leased Premises' locks as deemed necessary by Tenant so long as Tenant first obtains permission of Landlord and furnishes Landlord with the new key.

                                  ARTICLE XXXXV

                                     RIDERS

         The following numbered Riders which are check-marked are attached hereto and incorporated herein by reference:

              x       Rider No. 1               Rules and Regulations
                      Rider No. 2               Guaranty of Lease
              x       Rider No. 3               Work Letter
              x       Rider No. 4               Brokers
              x       Rider No. 5               Addendum to Lease Agreement

         EXECUTED the  _____________ day of _______________ , 19_________.


TENANT:

Rorke Data Supply, Inc.            SCHOOL EMPLOYEE RETIREMENT SYSTEM
a Minnesota corporation            OF OHIO


By: /s/ Herbert F. Rorke           By: Lehndorff & Babson Real Estate Counsel,
    Its:  President                    a Texas general partnership, as agent

                                   By: Lehndorff U.S. Equities, Inc.,
                                       a Texas corporation, and its
                                       General Partner

                                   By: /s/ Randall J. Rost
                                       Name:  Randall J. Rost
                                       Title:   Vice President




This lease is subject to review and acceptance of the final terms and conditions, lease and related documents by School Employees Retirement System of Ohio. Nothing contained herein shall be binding on either party unless and until such documents are fully executed by both parties. Please consider this lease open, subject to the above conditions.

                                   EXHIBIT "A"

                             (Property Description)


Legal -

Lot 1, Block 1
Technology Park
1st Addition

                                                           Exhibit "A"


                              AMENDMENT #5 TO LEASE

     TO THE LEASE DATED March 21, 1991, and further amended by the Agreement Amending and Extending Lease dated March 1, 1993, Amendment #2 to Lease dated
 April 5, 1994, Amendment #3 to Lease dated March 31, 1994, and Amendment #4 to
      Lease dated April 5, 1995, BETWEEN L & B SERBO FUND, as LANDLORD and
           RORKE DATA SUPPLY, INC., a Minnesota corporation, as TENANT


         THIS AGREEMENT, made and entered into as of the 28th day of April, 1995, by and between L & B SERBO FUND, as Landlord (hereinafter "Landlord"), and Rorke Data Supply, Inc., a Minnesota corporation, as Tenant (hereinafter "Tenant").

         WHEREAS, Landlord and Tenant entered into a certain lease dated as of March 21, 1991, and further amended by the Agreement Amending and Extending Lease dated March 1, 1993, Amendment #2 to Lease dated April 5, 1994, Amendment #3 to Lease dated March 31, 1994, and Amendment #4 to Lease dated April 5, 1995 (the "Lease"), for the lease of the premises located in the building known as Technology Park II located at 9700 West 76th Street, Eden Prairie, Minnesota.

         WHEREAS, Landlord and Tenant now desire to modify the Lease by this instrument so as to expand the rentable square footage, and adjust the total rent; and

                                   WITNESSETH:

         NOW THEREFORE, Landlord and Tenant, for themselves, their heirs, successors and assigns, intending to be legally bound hereby, agree and stipulate that the following terms and conditions shall amend said Lease:

         The Premises consisting of approximately 34,515 rentable square feet shall be further demised so as to expand the Premises to 36,060 rentable square feet (see Exhibit A) beginning April 10, 1995 and terminating April 30, 2002. The expansion space consists of approximately 1,545 rentable square feet.

         In addition to the current monthly rent, the Tenant shall pay Monthly Base Rent on the 1,545 square feet of expansion space as follows:

         For the period April 10, 1995 through and including April 30, 1995, Tenant shall have the right to occupy the expansion space for the purpose of completing tenant improvements. During this free occupancy period, Tenant shall be responsible for all utilities.

         For the period May 1, 1995 through and including June 30, 1995, monthly Base Rent for the expansion space shall be free.

         For the period July 1, 1995 through and including April 30, 1997, monthly Base Rent for the expansion space shall be Eight Hundred Four and 69/100 Dollars ($804.69).

         For the period May 1, 1997 through and including April 30, 1999, monthly Base Rent for the expansion space shall be Eight Hundred Thirty-Six and 88/100 Dollars ($836.88).

         For the period May 1, 1999 through and including April 30, 2002, monthly Base Rent for the expansion space shall be Eight Hundred Sixty-Nine and 06/100 Dollars ($869.06).

         In addition to the Monthly Base Rent, Tenant shall continue to be responsible for paying its prorata share of real estate taxes, insurance and common area maintenance for the entire lease term and any extensions subject to Articles III and IV of the original Lease.

         Landlord shall provide Tenant with a tenant improvement allowances for the 1,545 square foot expansion space as follows:

o Seven Thousand Seven Hundred Twenty-Five and 00/100 Dollars ($7,725.00) expansion space. All space plans for improvements must be approved by Landlord prior to the commencement of the work. Payment for improvements completed will be issued upon the receipt of invoices and final lien waivers. Tenant must use the improvement allowance of Seven Thousand Five Hundred Twenty-Five and 00/100 Dollars ($7,525.00) within the first Twenty-Four (24) months of lease commencement. Any amount that is not utilized at that time will be forfeited.

         Landlord warrants that as of the date hereof, it has the power and authority to execute this Amendment #5 to Lease.

         Except as hereinabove amended, this Lease shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an Amendment to said Lease for the purpose set forth above, as of the day and year first above written.


TENANT:                               LANDLORD:

Rorke Data Supply, Inc.               L & B SERBO FUND
a Minnesota corporation

                                      By:     L & B Real Estate Counsel,
                                              a Texas general partnership
                                              its Investment Manager

By:/s/ Herbert Rorke                  By:     L & B Realty Advisors, Inc.
     Herbert Rorke                            a Delaware corporation
     Its:  President                          its General Partner


                                       By: /s/ Daniel L. Plumlee
                                             Daniel L. Plumlee
                                       Its:  Executive Vice President and C.O.O.

                                   Exhibit A


                               [Graphic Omitted]

                              AMENDMENT #4 TO LEASE

     TO THE LEASE DATED March 21, 1991, and further amended by the Agreement Amending and Extending Lease dated March 1, 1993, Amendment #2 to Lease dated
   April 5, 1994, and Amendment #3 to Lease dated March 31, 1994 BETWEEN L & B
              SERBO FUND, as LANDLORD and RORKE DATA SUPPLY, INC.,
                       a Minnesota corporation, as TENANT


         THIS AGREEMENT, made and entered into as of the 5th day of April, 1995, by and between L & B SERBO FUND, as Landlord (hereinafter "Landlord"), and Rorke Data Supply, Inc., a Minnesota corporation, as Tenant (hereinafter "Tenant").

         WHEREAS, Landlord and Tenant entered into a certain lease dated as of March 21, 1991, and further amended by the Agreement Amending and Extending Lease dated March 1, 1993, Amendment #2 to Lease dated April 5, 1994, and Amendment #3 to Lease dated March 31, 1994. (the "Lease"), for the lease of the premises located in the building known as Technology Park II located at 9700 West 76th Street, Eden Prairie, Minnesota.

         WHEREAS, Landlord and Tenant now desire to modify the Lease by this instrument so as to expand the rentable square footage, extend the original lease term, and adjust the total rent; and

                                   WITNESSETH:

         NOW THEREFORE, Landlord and Tenant, for themselves, their heirs, successors and assigns, intending to be legally bound hereby, agree and stipulate that the following terms and conditions shall amend said Lease:

         The Premises consisting of approximately 23,725 rentable square feet shall be further demised so as to expand the Premises to 34,515 rentable square feet (see Exhibit A) beginning April 15, 1995 and terminating April 30, 2002. The expansion space consists of approximately 11,227 rentable square feet. The extension for the existing 23,725 square feet shall commence effective October 1, 1997 and terminate April 30, 2002.

         In addition to the current monthly rent, the Tenant shall pay Monthly Base Rent on the 11,227 square feet of expansion space as follows:

         For the period April 15, 1995 through and including April 30, 1997, monthly Base Rent for the expansion space shall be Five Thousand Eight Hundred Forty-Seven and 40/100 Dollars ($5,847.40).

         For the period May 1, 1997 through and including April 30, 1999, monthly Base Rent for the expansion space shall be Six Thousand Eighty-One and 29/100 Dollars ($6,081.29).

         For the period May 1, 1999 through and including April 30, 2002, monthly Base Rent for the expansion space shall be Six Thousand Three Hundred Fifteen and 19/100 Dollars ($6,315.19).

         Commencing October 1, 1997, the Tenant shall pay Monthly Base Rent on the 23,725 square feet of existing space throughout the lease extension as follows:

         For the period October 1, 1997 through and including September 30, 1998, monthly Base Rent for the 23,725 square foot space shall be Twelve Thousand Three Hundred Fifty-Six and 77/100 Dollars ($12,356.77).

         For the period October 1, 1998 through and including September 30, 1999, monthly Base Rent for the 23,725 square foot space shall be Twelve Thousand Eight Hundred Fifty-One and 04/100 Dollars ($12,851.04).

         For the period October 1, 1999 through and including April 30, 2002, monthly Base Rent for the 23,725 square foot space shall be Thirteen Thousand Three Hundred Forty-Five and 31/100 Dollars ($13,345.31).

         In addition to the Monthly Base Rent, Tenant shall continue to be responsible for paying its prorata share of real estate taxes, insurance and common area maintenance for the entire lease term and any extensions subject to Articles III and IV of the original Lease.

         Landlord shall provide Tenant with a tenant improvement allowances for the 11,227 square foot expansion space and the 23,725 square feet of existing space as follows:

o One Hundred Seventeen Thousand Two Hundred Fifty and 00/100 Dollars ($117,250.00). Tenant shall allocate Eighty Three Thousand Seven Hundred Fifty and 00/100 Dollars ($83,750.00) for improvements made to the 11,227 square foot expansion space. Of the remaining Thirty Three Thousand Five Hundred and 00/100 Dollars ($33,500.00), up to fifty percent (50%) may be spent on the existing 23,725 square feet with the remaining balance to be spent on the 11,227 square foot expansion space. All space plans for improvements must be approved by Landlord prior to the commencement of the work. Payment for improvements completed will be issued upon the receipt of invoices and final lien waivers. Tenant must use the improvement allowance of One Hundred Seventeen Thousand Two Hundred Fifty and 00/100 Dollars ($117,250.00) within the first Sixty (60) months of lease commencement. Any amount that is not utilized at that time will be forfeited.

o Effective October 1, 1997 Landlord shall provide Tenant with an improvement allowance on 23,725 square foot space in the amount of $2.00 per square foot or Forty-Seven Thousand Four Hundred Fifty and 00/100 Dollars ($47,450.00). All space plans for improvements must be approved by Landlord prior to the commencement of the work. Payment for the improvements completed will be issued upon the receipt of invoices and final lien waivers. Tenant must use the improvement allowance of Forty-Seven Thousand Four Hundred Fifty and 00/100 Dollars ($47,450.00) within the first Twenty-Four (24) months of lease commencement. Any amount that is not utilized at that time will be forfeited.

         In lieu of giving the Tenant six (6) months free rent, Landlord shall issue a check for Thirty-Five Thousand Eighty-Three and 58/100 Dollars ($35,083.58) upon lease execution.

         Landlord warrants that as of the date hereof, it has the power and authority to execute this Amendment #4 to Lease.

         Except as hereinabove amended, this Lease shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an Amendment to said Lease for the purpose set forth above, as of the day and year first above written.


TENANT:                            LANDLORD:

Rorke Data Supply, Inc.            L & B SERBO FUND
a Minnesota corporation

                                   By:    L & B Real Estate Counsel,
                                          a Texas general partnership
                                          its Investment Manager

By: /s/ Herbert Rorke              By:    L & B Realty Advisors, Inc.
     Herbert Rorke                        a Delaware corporation
     Its:  President                      its General Partner


                                   By: /s/ Daniel L. Plumlee
                                       Daniel L. Plumlee
                                       Its:  Executive Vice President and C.O.O.

                                   Exhibit A


                               [Graphic Omitted]

                              AMENDMENT #3 TO LEASE

     TO THE LEASE DATED March 21, 1991, and further amended by the Agreement Amending and Extending Lease dated March 1, 1993, and Amendment #2 to Lease dated March 31, 1994, BETWEEN L & B SERBO FUND, as LANDLORD and RORKE DATA
                SUPPLY, INC., a Minnesota corporation, as TENANT


         THIS AGREEMENT, made and entered into as the 31st day of March, 1994, by and between L & B SERBO FUND, as Landlord (hereinafter "Landlord"), and Rorke Data Supply, Inc., a Minnesota corporation, as Tenant (hereinafter "Tenant").

         WHEREAS, Landlord and Tenant entered into a certain lease dated as of March 21, 1991, and further amended by the Agreement Amending and Extending Lease dated March 1, 1993, and Amendment #2 to Lease dated March 31, 1994 (the "Lease"), for the lease of the premises located in the building known as Technology Park II located at 9700 West 76th Street, Eden Prairie, Minnesota.

         WHEREAS, Landlord and Tenant now desire to modify the Lease by this instrument so as to expand the rentable square footage and adjust the total rent; and

                                   WITNESSETH:

         NOW THEREFORE, Landlord and Tenant, for themselves, their heirs, successors and assigns, intending to be legally bound hereby, agree and stipulate that the following terms and conditions shall amend said Lease:

         The Premises consisting of approximately 20,980 rentable square feet shall be further demised so as to expand the Premises to 24,833 rentable square feet (see Exhibit A) beginning June 1, 1994. The expansion space consists of approximately 3,853 rentable square feet.

         In addition to the current monthly rent, the Tenant shall pay Monthly Base Rent on the 3,853 square feet of expansion space as follows:

                  June 1, 1994 through and including September 30, 1997:

                  Base Rent:  $5.60 per square foot per year
                  Monthly Base Rent:  $1,798.07

         Tenant shall receive free base rent for the months of January 1995, 1996, and 1997.

         Tenant shall continue to be responsible for paying its prorata share of real estate taxes, insurance and common area maintenance for the entire lease term subject to Articles III and IV of the original Lease.

         Landlord shall provide Tenant with a tenant improvement allowance in the amount of $2.50 per square foot or $9,632.50 ($2.50 per square foot x 3,853 square feet = $9,632.50). The allowance will be disbursed to Tenant upon completion of improvements and receipt of lien waivers.

         Landlord warrants that as of the date hereof, it has the power and authority to execute this Amendment #3 to Lease.

         Except as hereinabove amended, this Lease shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an Amendment to said Lease for the purpose set forth above, as of the day and year first above written.

TENANT:                                   LANDLORD:

Rorke Data Supply, Inc.                   L & B SERBO FUND
a Minnesota corporation

                                          By:     L & B Real Estate Counsel,
                                                  a Texas general partnership
                                                  its Investment Manager

By: /s/ Herbert Rorke                     By:     L & B Realty Advisors, Inc.
     Herbert Rorke                                a Delaware corporation
     Its:  President                              its General Partner


                                          By: /s/ Joseph W. Dingman
                                              Joseph W. Dingman
                                              Its:  Executive Vice President

                                   Exhibit A

                               [Graphic Omitted]

                              AMENDMENT #2 TO LEASE

     TO THE LEASE DATED March 21, 1991, and further amended by the Agreement Amending and Extending Lease dated March 1, 1993 BETWEEN L & B SERBO FUND, as LANDLORD and RORKE DATA SUPPLY, INC.,
                       a Minnesota corporation, as TENANT

         THIS AGREEMENT, made and entered into as the 5th day of April, 1994, by and between L & B SERBO FUND, as Landlord (hereinafter "Landlord"), and Rorke Data Supply, Inc., a Minnesota corporation, as Tenant (hereinafter "Tenant").

         WHEREAS, Landlord and Tenant entered into a certain lease dated as of March 21, 1991, and further amended by the Agreement Amending and Extending Lease dated March 1, 1993, (the "Lease"), for the lease of the premises located in the building known as Technology Park II located at 9700 West 76th Street, Eden Prairie, Minnesota.

         WHEREAS, Landlord and Tenant now desire to modify the Lease by this instrument so as to expand the rentable square footage and adjust the total rent; and

                                   WITNESSETH:

         NOW THEREFORE, Landlord and Tenant, for themselves, their heirs, successors and assigns, intending to be legally bound hereby, agree and stipulate that the following terms and conditions shall amend said Lease:

         The Premises consisting of approximately 19,435 rentable square feet shall be further demised so as to expand the Premises to 20,980 rentable square feet (see Exhibit A) beginning April 1, 1994. The expansion space consisting of 1,545 rentable square feet will be leased a month-to-month basis.

         Each party shall have the right to terminate the month-to-month agreement with fifteen (15) days written notice. If the Tenant occupies the space, beyond Ninety (90) days (June 29, 1994) it shall become coterminous with the existing Lease at $4.92 per square foot net.

         In addition to the current monthly rent, the Tenant shall pay $4.25 per square foot gross or an additional Five Hundred Forty-Seven and 19/100 Dollars ($547.19) per month on the 1,545 square feet of expansion space.

         Landlord warrants that as of the date hereof, it has the power and authority to execute this Amendment #2 to Lease.

         Except as hereinabove amended, this Lease shall remain in full force and effect in accordance with its terms.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an Amendment to said Lease for the purpose set forth above, as of the day and year first above written.


TENANT:                                   LANDLORD:

Rorke Data Supply, Inc.                   L & B SERBO FUND
a Minnesota corporation

                                          By:     L & B Real Estate Counsel,
                                                  a Texas general partnership
                                                  its Investment Manager

By: /s/ Herbert Rorke                     By:     L & B Realty Advisors, Inc.
     Herbert Rorke                                a Delaware corporation
     Its:  President                              its General Partner


                                          By: /s/ Daniel L. Plumlee
                                              Daniel L. Plumlee
                                              Its:  EVP and Asst. Secretary

                                   Exhibit A

                               [Graphic Omitted]

                     AGREEMENT AMENDING AND EXTENDING LEASE

         THIS AGREEMENT, made as of the 1st day of March, 1993, by and between the School Employees Retirement System of Ohio (hereinafter referred to as "Landlord"), and Rorke Data Supply, Incorporated, a Minnesota corporation, (hereinafter referred to as "Tenant").

                                    RECITALS

         A. Under date of March 21, 1991, a certain lease was entered into between Landlord and Tenant (hereinafter referred to as the "Lease") with respect to certain premises (hereinafter referred to as the "Original Leased Premises") containing approximately 15,438 square feet within the building or project commonly known as "Technology Park II" located at 9700 West 76th Street on a certain tract of land located in the City of Eden Prairie, County of Hennepin, State of Minnesota, to-wit:

                  Lot one (1), Block one (1), Technology Park 1st Addition.

         B. The parties now desire to extend the term of the Lease, expand the area of the Original Leased Premises and change the Base Rent requirements.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby mutually agreed as follows:

         1. Extended Term. The term of the Lease is hereby extended for an additional term of one (1) year from and after September 1, 1996, and ending on September 30, 1997, on the same covenants and conditions presently existing, except as set forth in the succeeding paragraphs hereof.

         2. Expansion Area. From and after April 1, 1993, the Original Leased Premises consisting of 15,438 square feet of office and warehouse area shall be expanded by an additional 3,997 square feet of office and warehouse area which is contiguous to the Original Lease Premises, all of which is shown on the Floor Plan attached hereto as Exhibit "A." The Expanded premises consisting of 19,435 square feet of office and warehouse area is hereinafter referred to as the "Leased Premises."

                  2.1 Condition of Expansion Area. Landlord shall deliver the expansion area of 3,997 square feet of office and warehouse space to Tenant in a "broom clean" condition and shall, at its own cost and expense, repair damage, if any, to said expansion area caused by the former occupant of same. Landlord is under no obligation to make any structural or other alterations, decorations, additions or improvements in or to the said expansion area except for the damage repairs previously stated.

                  2.2 Alterations by Tenant to Expansion Area. Landlord has agreed to the Tenant's making non-structural changes, additions and improvements in the Leased Premises (including the expansion area), and to adapt the same to its business at Tenant's sole expense, which changes, additions and improvements shall be made in compliance with
         Article XV and Article XXXVI of the Lease.

         3. Base Rent Adjustment and Pro Rata Share of Expenses. Section One of Rider #5 attached to and made a part of the Lease is hereby amended to read as follows:

         "Section One:

                  Base rent payment schedule -

                  Tenant agrees to pay base rent according to the following schedule:

                           June 1, 1991 - April 30, 1992 and the
                           months of January 1993, January 1994,
                           January 1995 and January 1996:
                               Base Rent:  $0.00 per square foot per year
                               Monthly Base Rent:  $0.00

                           May 1, 1992 - March 31, 1993
                           (except for January 1993)
                               Base Rent:  $5.16 per square foot per year
                               Monthly Base Rent:  $6,636.83

                           April 1, 1993 - September 30, 1997
                           (except for January 1994, January 1995
                           and January 1996):
                               Base Rent:  $4.92 per square foot per year
                               Monthly Base Rent:  $7,968.35

         Tenant shall be responsible for paying its pro rata share of real estate taxes, insurance and common area maintenance for the entire lease term subject to Articles III and IV of the Lease Agreement and based on the following occupied square footages:

                  June 1, 1991 - December 31, 1992:       12,438 s.f.
                  January 1, 1993 - March 31, 1993:       15,438 s.f.
                  April 1, 1993 - September 30, 1997:     19,435 s.f."

         4. Tax and Insurance Expenses. Paragraph A under Article III of the Lease is hereby amended so that after amendment it will read as follows:

                  "A. Tenant agrees to pay as additional rental, Tenant's prorata share of the Tax and Insurance Expenses of the Building within ten (10) days following receipt of an invoice from Landlord stating the amount due. The prorata share of the Building to be paid by Tenant is
         11.85 percent. In the case of a multi-building Project, if such Tax and

         Insurance Expenses are not separately assessed to the Building but are assessed against the Project as a whole, Landlord shall determine the portion of such Tax and Insurance Expenses allocable to the Building in which the Leased Premises are located."

         5. Maintenance of Leased Premises. Paragraph A under Article V of the original Lease is hereby amended, so that after amendment it will read as follows:
                  "A. Tenant shall maintain all parts of the Leased Premises (except those for which Landlord is expressly responsible under this Lease) in good, clean and sanitary condition at its own expense. Tenant shall promptly make all necessary repairs and replacements to the Leased Premises, including, but not limited to, electric light lamps or tubes, windows, glass and plate glass, interior and exterior doors, any special office entry, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air-conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures other than common building sewage lines. Tenant shall be obligated to repair wind damage to glass caused by events other than tornadoes."

         6. Second Right of Refusal. Provided Tenant is not in default under the terms and conditions of this Lease, Tenant shall have a right of second refusal to include under this Lease, upon the terms and conditions set forth herein, approximately 17,193 rentable square feet of contiguous space immediately East of the Leased Premises as identified on Exhibit "A" as the "right of second refusal space." It is understood that Landlord has previously given Bio Medicus, Inc. the first right of refusal on the said space. In the event that Bio Medicus fails to exercise its right of first refusal then, Landlord shall promptly give Tenant written notice of any intent to lease the right of second refusal space to a third party and the name of such party. Tenant shall give Landlord written notice of exercise of its right of second refusal within 72 hours after receipt of Landlord's notice.

         If Tenant fails to exercise its right of second refusal within said 72 hour period, Landlord shall be free to lease the space in question without regard to Tenant's rights hereunder and Tenant's right of second refusal shall automatically terminate and be of no further force or effort. If Tenant duly exercises it right of second refusal as provided herein, the space in question shall be leased to Tenant at the same terms and conditions as offered to the prospective tenant. It is understood that the 17,193 rentable square feet may not necessarily be offered as a whole but in increments in accordance with proposed leases. This right of second refusal is granted only to Rorke Data Supply, Incorporated, not to any assignee or subtenant of Rorke Data Supply, Incorporated.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LANDLORD:                                 TENANT:

L&B SERBO FUND                            RORKE DATA SUPPLY, INC., a
                                          Minnesota corporation

By:      L&B Real Estate Counsel,         By:  /s/ Herbert Rorke
         a Texas general partnership,         Its:  President
         its Investment Manager

By:      L&B Realty Advisors, Inc.,
         a Delaware corporation,
         and its General Partner

By:      /s/ Joseph W. Dingman
         Name:  Joseph W. Dingman
         Title:  Executive Vice President

                                   Exhibit A

                               [Graphic Omitted]

                 15,438 square foot        (9,715 square feet office)
                                           (5,723 square feet warehouse)
                OFFICE/WAREHOUSE LEASE


                                       by
                                       and
                                     between

                   SCHOOL EMPLOYEES RETIREMENT SYSTEM OF OHIO
                                   as Landlord

                                       and

             Rorke Data Supply, Incorporated a Minnesota Corporation
                                    as Tenant

ARTICLE XXXV               Expansion
ARTICLE XXXVI              Mechanic's Liens
ARTICLE XXXVII             Notice
ARTICLE XXXVIII            Consent of Landlord

                                TABLE OF CONTENTS

ARTICLE I                  Term
ARTICLE II                 Base Rent and Security Deposit
ARTICLE III                Taxes and Insurance
ARTICLE IV                 Common Area Maintenance
ARTICLE V                  Tenant Repairs and Maintenance
ARTICLE VI                 Landlord's Repairs and Maintenance
ARTICLE VII                Utility Service
ARTICLE VIII               Signs
ARTICLE IX                 Usage
ARTICLE X                  Indemnification
ARTICLE XI                 Insurance
ARTICLE XII                Relocation
ARTICLE XIII               Compliance with Laws and Regulations
ARTICLE XIV                Assignment and Subletting
ARTICLE XV                 Alterations and Improvements
ARTICLE XVI                Other Impositions
ARTICLE XVII               Condemnation
ARTICLE XVIII              Fire and Casualty
ARTICLE XIX                Casualty Insurance
ARTICLE XX                 Waiver of Subrogation
ARTICLE XXI                Hold Harmless
ARTICLE XXII               Quiet Enjoyment
ARTICLE XXIII              Landlord's Right of Entry
ARTICLE XXIV               Assignment of Landlord's Interest in Lease
ARTICLE XXV                Landlord's Lien and Security Agreement
ARTICLE XXVI               Default by Tenant
ARTICLE XXVII              Remedies for Tenant's Default
ARTICLE XXVIII             Waiver of Default or Remedy

                           LIST OF EXHIBITS AND RIDERS


Exhibit "A"           --         Property Description
Exhibit "B"           --         Floor Plan
Exhibit "C"           --         Option and First Right of Refusal Space

Rider No. 1           --         Rules and Regulations
Rider No. 2           --         Guaranty of Lease
Rider No. 3           --         Work Letter
Rider No. 4           --         Brokers
Rider No. 5           --         Addendum to Lease Agreement

                                                              Exhbit "B"


                                    SUBLEASE

1.       PARTIES.
         This Sublease, dated August 18, 1999, is made between Rorke Data, Inc. ("Sublessor") and Barrett Moving & Storage Company, a Minnesota corporation ("Sublessee").

2.       MASTER LEASE.
         Sublessor is the lessee under a written lease dated March 21, 1998, wherein Property Reserve, Inc. ("Lessor") leased to Sublessor the real property located in the City of Eden Prairie, County of Hennepin, State of Minnesota, described as 9700 West 76th Street ("Master Premises"). Said lease and lease amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A".

3.       PREMISES.
         Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"). See Exhibit "B".

4.       WARRANTY BY SUBLESSOR.
         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor, is not now, and as the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.       TERM.
         The Term of this Sublease shall commence on August 18, 1999 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on October 31, 1999 ("Termination Date") and continue month-to-month thereafter unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of the commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or affect and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.       GROSS RENT.
         Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 9700 West 76th Street, Eden Prairie, Minnesota, or at such other place as Sublessor shall designate from time to time by notice to Sublessee the sums according to the following schedule:

                            Period                             Gross Rent
                 August 18, 1999 - August 31, 1999             $1,562.00
                 September 1, 1999 - September 30, 1999        $3,460.00
                 October 1, 1999 - October 31, 1999            $3,460.00
                 Each month thereafter upon a
                 thirty (30) day written notice                $3,460.00

         Gross Rent is payable in advance on the first day of each month of the Term.

         If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

7.       USE OF PREMISES.
         The Premises shall be used and occupied only for general warehousing and for no other purpose.

8.       ASSIGNMENT AND SUBLETTING.
         Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

9.       OTHER PROVISIONS OF SUBLEASE.
         All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: Sublessee is not leasing the entire demised premises but only the portion shown on Exhibit B attached hereto. Sublessee shall pay in addition to rent, all costs related to phones including, but not limited to installation, monthly charges and removal of the system. Sublessee shall provide a certificate of insurance, pursuant to coverage required in the master lease. Sublessee shall be responsible for all costs associated with its own use of shipping and receiving. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of default or breach by Sublessor or Sublessee under this Sublease and/or Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

10.      ATTORNEYS' FEES.
         If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

11.      AGENCY DISCLOSURE.
         Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except Paramount Real Estate Corporation, who represents Rorke Data, Inc., and Tom Noble, United Properties, who represents Barrett Moving & Storage Company.

12.      NOTICES.
         All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as

         Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

                  To Sublessor: 9700 West 76th Street, Eden Prairie, MN To Sublessee: 7100 Washington Avenue, Eden Prairie, MN

13.      CONSENT BY LESSOR.
         THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN TEN (10) DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

14.      COMPLIANCE.
         The parties hereto agree to comply with all applicable federal, state, and local laws, regulations, codes, ordinances, and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.


SUBLESSOR: Rorke Data, Inc.            SUBLESSEE: Barrett Moving & Storage
                                                  Company,
                                                  a Minnesota corporation


By: /s/ Paul S. Norr                   By: /s/ Randy Koepsell
     Paul S. Norr                          Randy Koepsell

Its: Vice President of Finance         Its:  Vice President

Date:  August 23, 1999                 Date:  August 18, 1999